Exhibit 10.2

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT ACT") OR APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE

$8,200,000	July 28, 2010 Phoenix, Arizona

            FOR VALUE RECEIVED, the undersigned, NORD RESOURCES CORPORATION, a Delaware corporation ("Maker"), whose address is 1 West Wetmore, Tucson, Arizona 85705, promises to pay to the order of FISHER SAND & GRAVEL CO., a North Dakota corporation, and its successors and assigns ("Holder"), the principal sum of EIGHT MILLION TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($8,200,000) on or before July 31, 2012 pursuant to this Promissory Note (this "Note"), payable in lawful money of the United States of America from and after the date hereof as set forth above (the "Note Date"). Payments shall be made to Holder at its office at 1320 West Drivers Way, Tempe, AZ 85284 (or such other address as Holder may hereafter designate in writing to Maker).

            The principal sum and any interest outstanding from time to time under this Note shall bear interest at .115% per week.

            Maker shall make weekly payments as set forth below. Payments shall first be applied to interest and then to principal. Payment for any particular week shall be made by the Friday of the following week (or the subsequent business day should any Friday for which payment is due fall on a federal holiday). The first payment shall be for the week beginning on July 26, 2010, and due on August 6, 2010. For any specific week, Maker shall make payments based on the following formulas:

If Maker ships four (4) or more loads of copper, the weekly payment shall be:

$100,000	x	Weekly Realized Price
$3.00

If Maker ships three (3) loads of copper, the weekly payment shall be:

$75,000	x	Weekly Realized Price
$3.00

If Maker ships two (2) or fewer loads of copper, the weekly payment shall be:

Note Balance	x	.00115

For purposes of this Note, "Weekly Realized Price" shall mean the price received by Maker for sales during a given week, and "Note Balance" shall mean the outstanding principal balance of this Note at the beginning of a given week.

            Should Maker fail to make payment of any amount when due hereunder, then Holder shall give Maker written notice of same at the address set forth above. If Maker fails to make such payment within three (3) business days of its receipt of written notice, then the whole sum shall become immediately due and payable at the option of Holder without further notice to Maker.

            IN WITNESS WHEREOF, Maker has executed this Note as of the date first written above.

NORD RESOURCES CORPORATION, a Delaware corporation By:/s/ Wayne Morrison Name: Wayne Morrison Its: VP & CFO